EXHIBIT 10.1

                          AMENDMENT TO EMPLOYMENT AGREEMENT

                        AMENDMENT dated as of November 12, 2014 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of                               , as amended (the “Agreement”) by and between TRW Automotive Inc. (the “Company”) and                                (“Executive”).

WHEREAS, in order to extend the term of the Agreement, Executive and Company desire to amend the Agreement as set forth below.

In consideration of the premises and mutual covenants herein, the parties agree as follows:

1.              Defined Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

2.              Amendment to Section 1.b. of the Agreement.  Section 1.b. of the Agreement shall be amended to read in its entirety as follows:

b.                                      Subject to the provisions of Section 7 of this Agreement, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on December 31, 2016 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with January 1, 2017 and on each January 1 thereafter (each an “Extension Date”), the Employment Term shall be automatically extended for an additional one-year period, unless the Company or Executive provides the other party hereto 60 days prior written notice before the next Extension Date that the Employment Term shall not be so extended.

3.              No Other Amendments; Effectiveness.  Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects.  This Amendment shall be effective as of the date hereof.

4.              Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

5.              Counterparts.  This Amendment may be signed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

TRW Automotive Inc.

By:
Name:	Neil E. Marchuk	[Executive]
Title:	Executive Vice President, Human Resources